Exhibit 99.1

Brookline Bancorp Announces 2010 Second Quarter Earnings and Dividend Declaration

BROOKLINE, Mass.--(BUSINESS WIRE)--July 21, 2010--Brookline Bancorp, Inc. (the “Company”) (NASDAQ:BRKL) announced today its earnings for the 2010 second quarter and approval by the Board of Directors of a regular quarterly dividend of $0.085 per share payable on August 16, 2010 to stockholders of record on July 30, 2010.

The Company earned $7,083,000, or $0.12 per share on a basic and diluted basis, for the quarter ended June 30, 2010 compared to $4,678,000, or $0.08 per share on a basic and diluted basis, for the quarter ended June 30, 2009. Net income for the first half of 2010 was $13,436,000, or $0.23 per share on a basic and diluted basis, compared to $8,121,000, or $0.14 per share on a basic and diluted basis, for the first half of 2009. Operating highlights included:

  Improvement in performance ratios both on second quarter comparisons and first half year comparisons
  - annualized return on average stockholders’ equity (second quarter – 5.76% in 2010 and 3.85% in 2009; first half of the year – 5.48% in 2010 and 3.33% in 2009)
  - annualized return on average assets (second quarter – 1.06% in 2010 and 0.71% in 2009; first half of the year – 1.02% in 2010 and 0.62% in 2009)
  An increase in net interest income of $3,526,000 (17.5%) in the 2010 second quarter compared to the 2009 second quarter and $7,564,000 (19.2%) in the first half of 2010 compared to the first half of 2009. The 2009 second quarter included $1,614,000 of interest income from the payoff of a loan on which there was unaccreted interest.
  Continued improvement in net interest margin – 3.67% in the 2010 second quarter compared to 3.65% in the 2010 first quarter, 3.55% in the 2009 fourth quarter and 3.41% in the 2009 second quarter (3.16% excluding the $1,614,000 of interest income mentioned above).
  Reduction in the provisions for credit losses - $661,000 in the 2010 second quarter compared to $1,876,000 in the 2009 second quarter and $1,928,000 in the first half of 2010 compared to $4,677,000 in the first half of 2009. The reductions resulted from lower loan charge-offs and slower growth in loans.
  Total loans - a decline of $1.5 million in the 2010 second quarter and a modest increase of $8.2 million in the first half of 2010.
  Non-performing assets declined to $6.0 million (0.23% of total assets) at June 30, 2010 from $7.9 million (0.30%) at March 31, 2010 and $7.7 million (0.29% of total assets) at December 31, 2009. Restructured loans on accrual were $7.0 million, $5.4 million and $3.9 million at those respective dates.
  Allowance for loan losses - $30,637,000 at June 30, 2010 (1.41% of total loans outstanding at that date) compared to $30,850,000 (1.42%) at March 31, 2010 and $31,083,000 (1.44%) at December 31, 2009.
  Deposit growth - $47.9 million (2.9%) in the 2010 second quarter and $69.0 million (4.2%) in the first half of 2010. (Transaction deposit accounts increased $120 million, or 15.0%, while certificate of deposit accounts declined $51 million, or 6.1%).
  Credit impairment losses on securities declined from $726,000 in the first half of 2009 to $49,000 in the first half of 2010.

The quarterly and semi-annual increases in net interest income were due primarily to a higher portion of interest-earning assets being funded by lower cost deposits and a more rapid decline in rates paid on interest-bearing liabilities than in the yield on interest-earning assets. Including non-interest-bearing checking accounts, the average balance of deposits (excluding brokered deposits) in the first half of 2010 was $243.5 million (17.2%) higher than in the first half of 2009 and the average rate paid on deposits (excluding brokered deposits) declined to 1.37% from 2.38% in those respective periods.

Over 94% of the growth in the average balances of deposits were used to pay off higher cost borrowed funds and brokered deposits. The average balance of deposits (excluding brokered deposits) to the average balance of all deposits and borrowings increased from 67.2% in the first half of 2009 to 78.2% in the first half of 2010. The average balance of loans to the average balance of deposits (excluding brokered deposits) declined from 149.7% to 130.5% in those respective periods. At June 30, 2010, deposits equaled 79.5% of all deposits and borrowed funds and loans equaled 127.6% of deposits.

The provisions for credit losses in the 2010 and 2009 second quarters were $661,000 and $1,876,000, respectively, while net loan charge-offs in those periods were $874,000 (an annualized charge-off rate of 0.16% based on average loans outstanding) and $1,446,000 (0.27%), respectively. The provisions for credit losses in the first half of 2010 and 2009 were $1,928,000 and $4,677,000, respectively, while net loan charge-offs in those periods were $2,374,000 (0.22%) and $3,600,000 (0.34%), respectively.

The provisions for credit losses were higher than net loan charge-offs in the 2009 quarterly and semi-annual periods because of growth in the loan portfolio and concern about the growing trend in problem loans and net charge-offs, especially relating to indirect auto loans and loans in the portfolio of Eastern Funding, a specialty finance subsidiary of the Company. In the first half of 2009, loans (excluding deferred loan origination costs) increased $41.6 million despite decreases in indirect auto loans and one-to-four family mortgage loans of $23.9 million and $13.2 million, respectively.

The provisions for credit losses were less than net loan charge-offs in the 2010 quarterly and semi-annual periods due primarily to improvement in the levels of non-performing assets, net loan charge-offs and loan delinquencies, as loan growth was negligible. In the first half of 2010, loans (excluding deferred loan origination costs) increased $8.1 million with multi-family and commercial real estate loans increasing $18.8 million to $918.1 million, Eastern Funding loans increasing $15.9 million to $181.6 million, indirect auto loans increasing $2.4 million to $543.4 million, other commercial loans decreasing $9.2 million to $121.9 million and one-to-four family mortgage loans decreasing $19.8 million to $316.5 million.

Net charge-offs of indirect auto loans declined to $690,000 in the 2010 second quarter (an annualized rate of 0.51% based on average loans outstanding during that period excluding deferred loan origination costs) and $1,601,000 (0.59%) in the first half of 2010 from $1,222,000 (0.85%) in the 2009 second quarter and $3,090,000 (1.06%) in the first half of 2009. Indirect auto loan net charge-offs had equaled or exceeded 1.00% in 2008 and 2009. Auto loans delinquent over 30 days declined to $8.0 million (1.47% of loans outstanding) at June 30, 2010 from $11.0 million (2.02%) at December 31, 2009 and $10.6 million (1.86%) at June 30, 2009.

Net charge-offs of Eastern Funding loans declined to $154,000 in the 2010 second quarter and $452,000 in the first half of 2010 from $222,000 in the 2009 second quarter and $508,000 in the first half of 2009. Additionally, write-downs of assets acquired amounted to $79,000, $133,000, $162,000 and $357,000 in those respective periods. The annualized rate of net charge-offs, combined with write-downs of assets acquired, equaled 0.53%, 0.68%, 1.01% and 1.15% in those respective periods.

Additional net charge-offs were $321,000 in the first half of 2010 and $2,000 in the first half of 2009. A commercial real estate loan was written down by $300,000 in the first quarter of 2010 for which a specific reserve had been previously established.

In the 2010 second quarter, $24 million of borrowings from the Federal Home Loan Bank of Boston (“FHLB”) with a weighted annual average interest rate of 4.03% and maturing in June 2011 were prepaid resulting in an after-tax penalty of $534,000 and, in the same quarter, $24 million was re-borrowed from the FHLB at a weighted annual average interest rate of 2.02% for 3.26 years. Investment securities (primarily equity securities) were sold in the 2010 second quarter at an after-tax gain of $535,000. Prepayment of $13.5 million of FHLB borrowings with a weighted annual interest rate of 4.95% in the 2009 second quarter resulted in a pre-tax penalty of $582,000, part of which was offset by a pre-tax gain of $346,000 resulting from the sale of mortgage-backed securities.

The increase in fees, charges and other income of $245,000 in the 2010 second quarter compared to the 2009 second quarter and of $54,000 in the first half of 2010 compared to the first half of 2009 resulted primarily from higher loan prepayment fees. Credit impairment losses on securities in the first half of 2010 and 2009 of $49,000 and $726,000, respectively, resulted from write-downs of perpetual preferred stocks and a trust preferred security.

Total non-interest expenses were $11,998,000 in the 2010 second quarter compared to $12,543,000 in the 2009 second quarter. Compensation and employee benefits were higher due in part to added personnel in business banking and investment advisory services, marketing expense was higher due in part to product promotions, professional services were higher due primarily to fees incurred related to corporate matters, FDIC insurance was lower as the 2009 quarter included a $1,102,000 special assessment and other expenses were lower due primarily to a reduction in loan collection-related expenses. Total non-interest expenses were $23,698,000 in the first half of 2010 compared to $23,263,000 in the first half of 2009. Expense fluctuations were due primarily to the same reasons which caused the quarterly changes and the opening of two new branch offices in June 2010.

The above text contains statements about future events that constitute forward-looking statements. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands except share data)

	June 30,	March 31,	December 31,
	2010	2010	2009
ASSETS
Cash and due from banks	$20,592	$17,782	$17,635
Short-term investments	67,622	53,023	48,886
Securities available for sale	306,504	301,931	293,023
Securities held to maturity (market value of $124, $123 and $121, respectively)	110	111	112
Restricted equity securities	36,335	36,335	36,335
Loans	2,172,465	2,173,989	2,164,295
Allowance for loan losses	(30,637)	(30,850)	(31,083)
Net loans	2,141,828	2,143,139	2,133,212
Accrued interest receivable	8,556	8,785	9,062
Bank premises and equipment, net	11,477	10,759	10,685
Deferred tax asset	9,325	9,871	10,178
Prepaid income taxes	371	-	-
Goodwill	43,241	43,241	43,241
Identified intangible assets, net of accumulated amortization of $10,469, $10,163 and $9,857, respectively	2,483	2,789	3,095
Other assets	10,974	11,296	10,420
Total assets	$2,659,418	$2,639,062	$2,615,884

LIABILITIES AND EQUITY
Deposits	$1,702,658	$1,654,767	$1,633,687
Borrowed funds	439,254	465,509	468,766
Mortgagors’ escrow accounts	6,079	6,430	5,938
Income taxes payable	-	3,475	1,115
Accrued expenses and other liabilities	16,949	16,834	16,955
Total liabilities	2,164,940	2,147,015	2,126,461
Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 64,411,889 shares, 64,411,889 shares and 64,404,419 shares issued, respectively	644	644	644
Additional paid-in capital	524,191	524,058	523,736
Retained earnings, partially restricted	28,876	26,756	25,420
Accumulated other comprehensive income	3,257	2,939	2,201
Treasury stock, at cost - 5,373,733 shares	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP – 448,514 shares, 460,559 shares and 472,604 shares, respectively	(2,445)	(2,511)	(2,577)
Total Brookline Bancorp, Inc. stockholders’ equity	492,416	489,779	487,317
Noncontrolling interest in subsidiary	2,062	2,268	2,106
Total equity	494,478	492,047	489,423

Total liabilities and equity	$2,659,418	$2,639,062	$2,615,884

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands except share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Interest income:
Loans	$30,774	$33,308	$61,642	$64,862
Debt securities	1,960	2,845	3,883	5,920
Short-term investments	29	46	44	248
Equity securities	12	23	36	47
Total interest income	32,775	36,222	65,605	71,077

Interest expense:
Deposits (excluding brokered deposits)	5,348	8,180	11,259	16,760
Brokered deposits	-	75	-	424
Borrowed funds	3,699	6,151	7,473	12,970
Total interest expense	9,047	14,406	18,732	30,154

Net interest income	23,728	21,816	46,873	40,923
Provision for credit losses	661	1,876	1,928	4,677
Net interest income after provision for credit losses	23,067	19,940	44,945	36,246

Non-interest income:
Fees, charges and other income	1,132	887	1,958	1,904
Penalty from prepayment of borrowed funds	(913)	(582)	(913)	(582)
Gain on sales of securities	834	346	834	346
Loss on impairment of securities	-	-	(49)	(779)
Less non-credit loss on impairment of securities	-	-	-	53
Total non-interest income	1,053	651	1,830	942

Non-interest expense:
Compensation and employee benefits	5,482	5,294	11,114	10,260
Occupancy	1,144	1,094	2,245	2,139
Equipment and data processing	1,886	1,870	3,711	3,628
Professional services	995	576	1,931	1,221
FDIC insurance	411	1,573	828	2,003
Advertising and marketing	412	286	541	417
Amortization of identified intangible assets	306	372	612	744
Other	1,362	1,478	2,716	2,851
Total non-interest expense	11,998	12,543	23,698	23,263

Income before income taxes	12,122	8,048	23,077	13,925
Provision for income taxes	4,876	3,245	9,315	5,639
Net income	7,246	4,803	13,762	8,286
Less net income attributable to noncontrolling interest in subsidiary	163	125	326	165
Net income attributable to Brookline Bancorp, Inc.	$7,083	$4,678	$13,436	$8,121

Earnings per common share attributable to Brookline Bancorp, Inc.:
Basic	$0.12	$0.08	$0.23	$0.14
Diluted	0.12	0.08	0.23	0.14

Weighted average common shares outstanding during the period:
Basic	58,574,230	58,491,808	58,564,652	58,207,192
Diluted	58,579,529	58,495,557	58,569,733	58,275,742

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Three months ended
	June 30, 2010			March 31, 2010
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$70,586	29	0.16%	$54,122	$15	0.11%
Debt securities (2)	298,168	1,965	2.64	286,169	1,928	2.70
Equity securities (2)	38,042	16	0.17	37,999	33	0.34
Mortgage loans (3)(4)	1,251,800	16,600	5.30	1,251,533	16,730	5.35
Home equity loans (3)	52,404	499	3.82	51,757	487	3.82
Commercial loans -Eastern Funding (3)	175,775	3,737	8.50	168,609	3,602	8.55
Other commercial loans (3)	133,333	1,589	4.78	132,255	1,566	4.78
Indirect automobile loans (3)	557,105	8,268	5.95	550,864	8,401	6.18
Other consumer loans (3)	7,126	81	4.55	6,656	82	4.93
Total interest-earning assets	2,584,339	32,784	5.08%	2,539,964	32,844	5.19%
Allowance for loan losses	(30,764)			(31,002)
Non-interest earning assets	108,260			112,262
Total assets	$2,661,835			$2,621,224

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$108,768	40	0.15%	$98,304	33	0.14%
Savings accounts	102,687	205	0.80	97,110	197	0.82
Money market savings accounts	592,012	1,625	1.10	549,564	1,611	1.19
Certificates of deposit	786,834	3,478	1.77	808,036	4,070	2.04
Total deposits (4)	1,590,301	5,348	1.35	1,553,014	5,911	1.54
Borrowed funds	459,278	3,699	3.19	465,459	3,774	3.24
Total interest bearing liabilities	2,049,579	9,047	1.77%	2,018,473	9,685	1.95%
Non-interest-bearing demand checking accounts	94,946			86,944
Other liabilities	23,770			23,730
Total liabilities	2,168,295			2,129,147
Brookline Bancorp, Inc. stockholders’ equity	491,508			489,885
Noncontrolling interest in subsidiary	2,032			2,192
Total liabilities and equity	$2,661,835			$2,621,224
Net interest income (tax equivalent basis)/interest rate spread (5)		23,737	3.31%		23,159	3.24%
Less adjustment of tax exempt income		9			14
Net interest income		$23,728			$23,145
Net interest margin (6)			3.67%			3.65%

(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2)    Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.
(4) Including non-interest bearing checking accounts, the average interest rate on total deposits was 1.27% in the three months ended June 30, 2010 and 1.46% in the three months ended March 31, 2010.
(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Six months ended
	June 30, 2010			June 30, 2009
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$62,400	44	0.14%	$91,404	$248	0.55%
Debt securities (2)	292,202	3,894	2.67	295,671	5,938	4.02
Equity securities (2)	38,021	49	0.26	37,349	64	0.34
Mortgage loans (3)(4)	1,251,667	33,330	5.33	1,209,660	35,310	5.84
Home equity loans (3)	52,082	986	3.82	44,637	814	3.68
Commercial loans -Eastern Funding (3)	172,212	7,340	8.52	150,562	6,828	9.07
Other commercial loans (3)	132,797	3,155	4.78	117,532	2,682	4.59
Indirect automobile loans (3)	554,002	16,668	6.07	598,607	19,118	6.44
Other consumer loans (3)	6,892	163	4.73	3,823	110	5.75
Total interest-earning assets (4)	2,562,275	65,629	5.14%	2,549,245	71,112	5.59%
Allowance for loan losses	(30,883)			(28,595)
Non-interest earning assets	110,250			104,985
Total assets	$2,641,642			$2,625,635

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$103,565	73	0.14%	$87,372	83	0.19%
Savings accounts	99,914	402	0.81	88,408	501	1.14
Money market savings accounts	570,906	3,236	1.14	331,977	3,045	1.85
Certificates of deposit	797,376	7,548	1.91	841,110	13,131	3.15
Total deposits excluding brokered deposits (5)	1,571,761	11,259	1.44	1,348,867	16,760	2.51
Brokered deposits	-	-	-	15,947	424	5.36
Total deposits	1,571,761	11,259	1.44	1,364,814	17,184	2.54
Borrowed funds	462,351	7,473	3.21	676,362	12,970	3.81
Total interest bearing liabilities	2,034,112	18,732	1.86%	2,041,176	30,154	2.98%
Non-interest-bearing demand checking accounts	90,967			70,350
Other liabilities	23,750			24,685
Total liabilities	2,148,829			2,136,211
Brookline Bancorp, Inc. stockholders’ equity	490,701			487,657
Noncontrolling interest in subsidiary	2,112			1,767
Total liabilities and equity	$2,641,642			$2,625,635
Net interest income (tax equivalent basis)/interest rate spread (4)(6)		46,897	3.28%		40,958	2.61%
Less adjustment of tax exempt income		24			35
Net interest income		$46,873			$40,923
Net interest margin (4)(7)			3.66%			3.21%

(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2)    Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.

(4)    In the 2009 period, interest income included $1,614 due to the payoff of the ACMC loan. Excluding this income, the yield on mortgage loans and interest-earning assets would have been 5.57% and 5.47% respectively. Interest rate spread and net interest margin would have been 2.49% and 3.08% respectively.

(5) Including non-interest bearing checking accounts, the average interest rate on total deposits (excluding brokered deposits) was 1.37% in the 2010 period and 2.38% in the 2009 period.
(6) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Ratios and Other Data

	Three months ended			Six months ended
	June 30,			June 30,
	2010	2009		2010	2009

Performance Ratios (annualized):
Return on average assets	1.06%	0.71%		1.02%	0.62%
Return on average stockholders’ equity	5.76%	3.85%		5.48%	3.33%
Interest rate spread	3.31%	2.85%	(A)	3.28%	2.61%	(A)
Net interest margin	3.67%	3.41%	(A)	3.66%	3.21%	(A)

(A)  Excluding interest income of $1,614,000 due to the payoff of a loan on which there was unaccreted discount, interest rate spread and net interest margin was 2.60% and 3.16%, respectively, for the three months ended June 30, 2009 and
2.49% and 3.08%, respectively, for the six months ended June 30, 2009.

Dividends paid per share during period	$0.085	$0.085		$0.17	$0.37

	At	At	At
	June 30,	March 31,	December 31,
	2010	2010	2009
	(dollars in thousands except per share data)
Capital Ratio:
Stockholders’ equity to total assets	18.52%	18.56%	18.63%
Tangible stockholders’ equity to total assets	17.09%	17.11%	17.16%

Asset Quality:
Non-accrual loans	$5,119	$6,611	$6,233
Non-performing assets	6,030	7,940	7,663
Restructured loans on accrual	6,968	5,364	3,898
Allowance for loan losses	30,637	30,850	31,083
Allowance for loan losses as a percent of total loans	1.41%	1.42%	1.44%
Non-performing assets as a percent of total assets	0.23%	0.30%	0.29%

Per Share Data:
Book value per share	$8.34	$8.30	$8.26
Tangible book value per share	7.57	7.52	7.47
Market value per share	8.88	10.64	9.91

CONTACT:
Brookline Bancorp, Inc.
Paul Bechet, 617-278-6405